Exhibit 10.2
CONSULTING AGREEMENT
     This Consulting Agreement (“Agreement”) is made and entered into as of the nineteenth (19th) day of March 2010 by and between Outdoor Channel Holdings, Inc. (the “Company”) and Shad L. Burke (“Consultant”) (collectively referred to as the “Parties” or individually referred to as a “Party”).
     WHEREAS, the Company desires to retain Consultant as an independent contractor to perform consulting services for the Company and Consultant is willing to perform such services, on terms set forth more fully below;
     WHEREAS, even if Consultant makes a concerted effort to respect his continuing obligations to protect the confidentiality of the Company’s trade secrets and proprietary information, it simply will not be possible for him to perform any consulting or job responsibilities at the Company’s Competitors, as defined herein, and protect the confidentiality of the Company’s trade secrets and proprietary information;
NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:
     1. SERVICES AND COMPENSATION
          (a) Consultant agrees to make himself available for up to a maximum of 4 days per month to perform such assignments as may reasonably be assigned by the Company (the “Services”). Company agrees to provide Consultant with two (2) business days’ notice for performing any Services requiring air travel and one (1) business day’s notice for performing any other Services. In all cases, Consultant shall not be required to perform Services for the Company in an amount which would exceed twenty percent (20%) of the average level of services Consultant provided to Company as an employee prior to the date of this Agreement.
          (b) As consideration for the Services, the Company agrees to pay Consultant the severance and other consideration set forth in the Separation Agreement and Release between the Company and Consultant dated March 19, 2010 (the “Separation Agreement”).
          (c) The Company further agrees to reimburse the reasonable travel expenses incurred by Consultant in performing the Services except for travel between Consultant’s home and the Company’s Temecula office, up to 60 miles each way.
     2. CONFIDENTIALITY
          (a) Definition. “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, or other business information disclosed by the Company either directly or indirectly in writing, orally, or by drawings or inspection of parts or equipment.

          (b) Non-Use and Non-Disclosure. Consultant will not, during or subsequent to the term of this Agreement, use the Company’s Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Company’s Confidential Information to any third party. It is understood that said Confidential Information shall remain the sole property of the Company. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information including, but not limited to, having each employee of Consultant, if any, with access to any Confidential Information, execute a nondisclosure agreement containing provisions in the Company’s favor identical to Sections 2, 3, and 4 of this Agreement. Confidential Information does not include information which (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant, or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure.
          (c) Former Employer’s Confidential Information. Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any, and that Consultant will not bring onto the premises of the Company any unpublished document or proprietary information belonging to such employer, person, or entity unless consented to in writing by such employer, person, or entity. Consultant will indemnify the Company and hold it harmless from and against all claims, liabilities, damages, and expenses, including reasonable attorneys’ fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the work product of Consultant under this Agreement.
          (d) Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm, or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.
          (e) Return of Materials. Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will deliver to the Company all of the Company’s property or Confidential Information that Consultant may have in Consultant’s possession or control.
     3. OWNERSHIP
          (a) Assignment. Consultant agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, and trade secrets conceived, made, or discovered by Consultant, solely or in collaboration with the Company, during the period of this Agreement, which relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate, or experiment with, or which Consultant may become associated with in work, investigation, or experimentation in the line of business of Company while performing the Services hereunder (collectively, “Inventions”), are the sole property of the Company. Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all Inventions and any copyrights, patents, or other intellectual property rights relating thereto.
          (b) Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive right, title, and interest in and to such Inventions, and any copyrights, patents, or other intellectual property rights relating thereto. Consultant further agrees that Consultant’s obligation to execute or cause to be executed, when it is in Consultant’s power to do so, any such instrument or papers shall continue after the termination of this Agreement.
          (c) Pre-Existing Materials. Consultant agrees that if in the course of performing the Services, Consultant incorporates into any Invention developed hereunder any invention, improvement, development, concept, discovery, or other proprietary information owned by Consultant or in which Consultant has an interest, (i) Consultant shall inform Company, in writing before incorporating such invention, improvement, development, concept, discovery, or other proprietary information into any Invention; and (ii) the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use, and sell such item as part of or in connection with such Invention. Consultant shall not incorporate any invention, improvement, development, concept, discovery, or other proprietary information owned by any third party into any Invention without Company’s prior written permission.
          (d) Attorney in Fact. Consultant agrees that if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering the Inventions assigned to the Company above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney in fact, to act for and in Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents and copyright registrations thereon with the same legal force and effect as if executed by Consultant.
     4. CONFLICTING OBLIGATIONS
          Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting agreement during the term of this Agreement. Further, Consultant acknowledges that he is subject to and will abide by the insider trading policy of Outdoor Channel Holdings, Inc. regarding blackout periods for trading securities, including the normal blackout periods and any additional blackout periods implemented by Outdoor Channel Holdings, Inc.

     5. TERM AND TERMINATION
          (a) Term. This Agreement will commence on the date first written above and will terminate on March 18, 2011, unless it is terminated before that time as provided below (the “Consulting Term”).
          (b) Termination of Services.
               (i) Voluntary Termination. Consultant shall have the right to terminate Services under this Agreement at any time for any reason (or no reason), with or without cause, upon written notice thereof to the Company. If Consultant terminates the Services pursuant to the foregoing sentence, then the Company shall cease the payment of severance specified in the Separation Agreement.
               (ii) Involuntary Termination by the Company. The Company shall be entitled to terminate Consultant’s Services under this Agreement at any time, provided that if the Company terminates this Agreement for any reason other than upon Consultant’s material breach of any material provision of this Agreement, then the Company shall be obligated to continue to pay the severance amounts specified in the Separation Agreement.
          (c) Survival. Upon such termination, all rights and duties of the parties toward each other shall cease except Sections 2 (Confidentiality), 3 (Ownership), 8 (Independent Contractor), and 9 (Benefits) shall survive termination of this Agreement.
     6. DUTY OF LOYALTY AND CONFIDENTIALITY
          (a) Given Consultant’s detailed access to and knowledge of the Company’s Confidential Information, Consultant acknowledges and agrees that Consultant cannot work as an employee or consultant at any of the following of the Company’s competitors in the cable television industry: the Sportsman Channel, Versus (formally known as Outdoor Life Network), Country Adventure Network, The Pursuit Channel, Maximum Adventure Network (the “Company’s Competitors”). Consultant acknowledges and agrees that, even if Consultant makes a concerted effort to respect his continuing obligations to protect the confidentiality of the Company’s Confidential Information, it simply will not be possible for him to simultaneously: (i) perform any consulting or job responsibilities at any of the Company’s Competitors and (ii) protect the confidentiality of the Company’s Confidential Information. The Company’s Confidential Information would inevitably be disclosed in the performance of Consultant’s consulting or job duties at any of the Company’s Competitors to the severe detriment of the Company. Accordingly, as consideration for the Consulting Agreement, Consultant agrees that during the Consulting Term, Consultant shall not become an employee or consultant to any of the Company’s Competitors.
          (b) Given Consultant’s detailed access to and knowledge of the Company’s Confidential Information, and as further consideration for the Consulting Agreement, Consultant agrees that, during the Consulting Term, he shall not either directly or indirectly, solicit, call upon, or encourage any of the Company’s customers to do business with any of the Company’s Competitors. Consultant further agrees that, during the Consulting Term, he shall not either directly or indirectly, solicit, induce, recruit, or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, or recruit employees of the Company, either for himself or for any of the Company’s Competitors.
     7. ASSIGNMENT
          Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of the Company.
     8. INDEPENDENT CONTRACTOR
          It is the express intention of the parties that Consultant is an independent contractor. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee, or representative of the Company, but Consultant shall perform the Services hereunder as an independent contractor. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this contract, and shall incur all expenses associated with performance. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Consultant further agrees to indemnify and hold harmless the Company and its directors, officers, and employees from and against all taxes, losses, damages, liabilities, costs, and expenses, including attorney’s fees and other legal expenses, arising directly or indirectly from (i) any negligent, reckless, or intentionally wrongful act of Consultant or Consultant’s assistants, employees, or agents, (ii) a determination by a court or agency that the Consultant is not an independent contractor, or (iii) any breach by the Consultant or Consultant’s assistants, employees, or agents of any of the covenants contained in this Agreement.
     9. BENEFITS
          Except for the consideration identified in section 1 of the Separation Agreement entered into between Consultant and the Company, Consultant acknowledges and agrees and it is the intent of the parties hereto that Consultant receive no Company-sponsored benefits from the Company either as a Consultant or employee. Such benefits include, but are not limited to, paid vacation, sick leave, medical insurance, and 401(k) participation. If Consultant is reclassified by a state or federal agency or court as an employee, Consultant will become a reclassified employee and will receive no benefits except those mandated by state or federal law, even if by the terms of the Company’s benefit plans in effect at the time of such reclassification Consultant would otherwise be eligible for such benefits. Nothing in this Agreement modifies or supersedes the consideration identified in section 1 of the Separation Agreement entered into between Consultant and the Company.
     10. ARBITRATION AND EQUITABLE RELIEF
          THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF, RELATING TO, OR RESULTING FROM THE TERMS OF THIS AGREEMENT AND THEIR INTERPRETATION SHALL BE SUBJECT TO BINDING ARBITRATION IN SAN DIEGO COUNTY, CALIFORNIA BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND

THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY.
     11. GOVERNING LAW
          This Agreement shall be governed by the internal substantive laws, but not the choice-of-law rules, of the State of California.

     12. ENTIRE AGREEMENT
          This Agreement represents the entire agreement and understanding between the Company and Consultant concerning Consultant’s relationship with the Company and the termination of that relationship and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning Consultant’s relationship with the Company, with the exception of the Separation Agreement which shall remain in full force and effect.
     13. MODIFICATION
          This Agreement may only be amended in a writing signed by Consultant and the Company’s President.
     14. ATTORNEYS’ FEES
          In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
     15. SEVERABILITY
          The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CONSULTANT
/s/ Shad L. Burke
Shad L. Burke

OUTDOOR CHANNEL HOLDINGS, INC.
By	/s/ Thomas E. Hornish
Thomas E. Hornish
COO